EXHIBIT 23.1

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 dated December 15, 2003) of Health Care Property Investors, Inc. for the registration of $1,500,000,000 in securities and to the incorporation by reference therein of our report dated January 17, 2003, with respect to the consolidated financial statements of Health Care Property Investors, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Irvine, California December 10, 2003